Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of CNX Coal Resources GP LLC and Unitholders of CNX Coal Resources LP

We have audited the accompanying combined balance sheet of the CNX Coal Resources LP Predecessor as of December 31, 2015, and the related combined statements of operations, comprehensive income, net investment, and cash flows for the year then ended. These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Predecessor’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the CNX Coal Resources LP Predecessor at December 31, 2015, and the results of its combined operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 22, 2016

CNX COAL RESOURCES LP PREDECESSOR
COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands)

Year Ended December 31, 2015
Coal Revenue	$64,452
Freight Revenue	762
Other Income	188
Total Revenue and Other Income	65,402

Operating and Other Costs (Includes $1,546 of Related Party)	33,318
Depreciation, Depletion and Amortization	8,827
Freight Expense	762
Selling, General and Administrative Expenses (Includes $1,397 of Related Party)	2,005
Interest Expense (Includes $2,430 of Related Party)	2,361
Total Costs	47,273
Net Income	$18,129

The accompanying notes are an integral part of these combined financial statements.

CNX COAL RESOURCES LP PREDECESSOR
COMBINED STATEMENT OF COMPREHENSIVE INCOME
(Dollars in thousands)

Year Ended December 31, 2015
Net Income	$18,129

Actuarially Determined Long-Term Liability Adjustments:
Amortization of prior service credits	(7,509)
Recognized net actuarial loss	857
Settlement gain	(198)
Plan remeasurement	1,206
Total Actuarially Determined Long-Term Liability Adjustments	(5,644)

Other Comprehensive Loss	(5,644)

Comprehensive Income	$12,485

The accompanying notes are an integral part of these combined financial statements.

CNX COAL RESOURCES LP PREDECESSOR
COMBINED BALANCE SHEET
(Dollars in thousands)

December 31, 2015
ASSETS
Current Assets:
Cash	$2
Trade Receivables	3,880
Other Receivables	94
Inventories	2,448
Prepaid Expenses	1,008
Total Current Assets	7,432
Property, Plant and Equipment:
Property, Plant and Equipment	173,045
Less—Accumulated Depreciation, Depletion and Amortization	80,182
Total Property, Plant and Equipment—Net	92,863
Other Assets:
Other	3,520
Total Other Assets	3,520
TOTAL ASSETS	$103,815

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Accounts Payable	$3,386
Accounts Payable—Related Party	858
Current Portion of Long Term Notes—Related Party	12,283
Other Accrued Liabilities	7,433
Total Current Liabilities	23,960
Long-Term Debt:
Long-Term Notes Payable—Related Party	34,833
Capital Lease Obligations	25
Total Long-Term Debt	34,858
Deferred Credits and Other Liabilities:
Pneumoconiosis Benefits	387
Workers’ Compensation	586
Asset Retirement Obligations	1,700
Other	143
Total Deferred Credits and Other Liabilities	2,816
TOTAL LIABILITIES	61,634
Invested Equity:
Parent Net Investment	39,983
Accumulated Other Comprehensive Income	2,198
Total Invested Equity	42,181
TOTAL LIABILITIES AND INVESTED EQUITY	$103,815

The accompanying notes are an integral part of these combined financial statements.

CNX COAL RESOURCES LP PREDECESSOR
COMBINED STATEMENT OF NET INVESTMENT
(Dollars in thousands)

	Parent Net Investment	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2014	$34,814	$7,842	$42,656
Net Income	18,129	—	18,129
Other Comprehensive Loss	—	(5,644)	(5,644)
Net Change in Parent Advances	(12,960)	—	(12,960)
Balance at December 31, 2015	$39,983	$2,198	$42,181

The accompanying notes are an integral part of these combined financial statements.

CNX COAL RESOURCES LP PREDECESSOR
COMBINED STATEMENT OF CASH FLOWS
(Dollars in thousands)

Year Ended December 31, 2015
Cash Flows from Operating Activities:
Net Income	$18,129
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	8,827
(Gain) Loss on Sale of Assets	(12)
Other Adjustments to Net Income	100
Changes in Operating Assets:
Accounts and Notes Receivable	(3,878)
Inventories	212
Prepaid Expenses	(27)
Changes in Other Assets	(650)
Changes in Operating Liabilities:
Accounts Payable	(316)
Accounts Payable—Related Party	858
Other Operating Liabilities	(1,454)
Changes in Other Liabilities	(7,208)
Net Cash Provided by Operating Activities	14,581
Cash Flows from Investing Activities:
Capital Expenditures	(6,814)
Proceeds from Sales of Assets	15
Net Cash Used in Investing Activities	(6,799)
Cash Flows from Financing Activities:
Payments on Miscellaneous Borrowings	(9)
Payments on Related Party Long Term Notes	(4,483)
Proceeds from Related Party Long Term Notes	6,908
Net Change in Parent Advances	(10,197)
Net Cash Used In Financing Activities	(7,781)
Net Increase in Cash	1
Cash at Beginning of Period	1
Cash at End of Period	$2

The accompanying notes are an integral part of these combined financial statements.

CNX COAL RESOURCES LP PREDECESSOR
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)
NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

On September 30, 2016, the CNX Coal Resources LP, (the "Partnership") and its wholly owned subsidiary, CNX Thermal, entered into a Contribution Agreement (the “Contribution Agreement”) with CONSOL Energy, CONSOL Pennsylvania Coal Company LLC (“CPCC”) and Conrhein Coal Company (“Conrhein”) and together with CPCC, (the “Contributing Parties”), under which CNX Thermal acquired an undivided 6.25% of the Contributing Parties’ remaining right, title and interest in and to the Pennsylvania Mining Complex (which represents an aggregate 5% undivided interest in and to the Pennsylvania Mining Complex). CPCC and Conrhein’s assets and associated liabilities consist of the (i) Pennsylvania mining complex located in southwestern Pennsylvania, comprised of the Bailey mine, Enlow Fork mine and Harvey mine; (ii) coal reserves and properties associated with the Pennsylvania mining complex and (iii) preparation plant, facilities, equipment and other infrastructure associated with the Pennsylvania mining complex. The 5% undivided interest in the historical combined assets, liabilities, revenues and expenses of Pennsylvania Mining Complex represents the Partnership’s predecessor for accounting purposes (the “Predecessor”). The accompanying financial statements and related notes include a 5% undivided interest in the historical combined assets, liabilities and results of operations of Pennsylvania Mining Complex, presented on a proportionate basis, as of December 31, 2015, and for the year then ended. As used in these financial statements, the terms “we,” “our,” “us,” or like terms refer to the Predecessor with respect to its 5% undivided interest in Pennsylvania Mining Complex’s historical combined assets, liabilities, revenues and expenses. References in these financial statements to “CONSOL Energy” refer collectively to CONSOL Energy Inc. and its consolidated subsidiaries, other than the Predecessor.
The financial statements were prepared from separate records maintained by CONSOL Energy, CPCC and Conrhein and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if CPCC and Conrhein had been operated as unaffiliated entities. As these combined financial statements represent the combination of two separate legal entities wholly owned by CONSOL Energy, the net assets of the Predecessor have been presented as a Parent Net Investment. Parent Net Investment is primarily comprised of the Predecessor’s undivided interest in (i) CONSOL Energy’s initial investment in CPCC and Conrhein (and any subsequent adjustments thereto); (ii) the accumulated net earnings; (iii) net transfers to or from CONSOL Energy, including those related to cash management functions performed by CONSOL Energy; (iv) non-cash changes in financing arrangements, including the conversion of certain related party liabilities into Parent Net Investment; and (v) corporate cost allocations. Transactions between the Predecessor and CONSOL Energy or CONSOL Energy’s other subsidiaries have been identified in the financial statements as transactions between related parties.
Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as various disclosures. Actual results could differ from those estimates. The most significant estimates included in the preparation of the combined financial statements are related to other postretirement benefits, coal workers’ pneumoconiosis, workers’ compensation, asset retirement obligations, contingencies, and coal reserve values.
Cash:
The Predecessor participates in CONSOL Energy’s centralized cash management system. The centralized cash management system entitles the Predecessor to issue checks against the central bank account for ongoing operations. The presented checks against the central bank account are reflected as contributions of CONSOL Energy’s equity investment. The remaining amount recorded as cash includes petty cash on hand and on deposit at banking institutions not included in the centralized cash management system.

Accounts Receivable:
The Predecessor’s accounts receivable are recorded at the invoiced amount and do not bear interest. We reserve for specific accounts receivable when it is probable that all or a part of an outstanding balance will not be collected, such as customer bankruptcies. Collectability is determined based on terms of sale, credit status of customers and various other circumstances. We regularly review collectability and establish or adjust the allowance as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible trade amounts in the periods presented.
Inventories:
Inventories are stated at the lower of cost or market. The cost of coal inventories is determined by the first-in, first-out (FIFO) method. Coal inventory costs include labor, supplies, equipment costs, depreciation, depletion and amortization, operating overhead and other related costs. The cost of supplies inventory is determined by the average cost method and includes operating and maintenance supplies to be used in our coal operations.
Property, Plant and Equipment:
Property, plant and equipment is recorded at cost upon acquisition. Expenditures which extend the useful lives of existing plant and equipment are capitalized. Interest costs applicable to major asset additions are capitalized during the construction period. Costs of additional mine facilities required to maintain production after a mine reaches the production stage, generally referred to as “receding face costs,” are expensed as incurred; however, the costs of additional airshafts and new portals are capitalized. Planned major maintenance costs which do not extend the useful lives of existing plant and equipment are expensed as incurred.
Coal exploration costs are expensed as incurred. Coal exploration costs include those incurred to ascertain existence, location, extent or quality of ore or minerals before beginning the development stage of the mine.
Costs of developing new underground mines and certain underground expansion projects are capitalized. Underground development costs, which are costs incurred to make the mineral physically accessible, include costs to prepare property for shafts, driving main entries for ventilation, haulage, personnel, construction of airshafts, roof protection and other facilities.
Airshafts and capitalized mine development associated with a coal reserve are amortized on a units-of-production basis as the coal is produced so that each ton of coal is assigned a portion of the unamortized costs. We employ this method to match costs with the related revenues realized in a particular period. Rates are updated when revisions to coal reserve estimates are made. Coal reserve estimates are reviewed when information becomes available that indicates a reserve change is needed, or at a minimum once a year. Any material effect from changes in estimates is disclosed in the period the change occurs. Amortization of development cost begins when the development phase is complete and the production phase begins. At an underground mine, the end of the development phase and the beginning of the production phase takes place when construction of the mine for economic extraction is substantially complete. Coal extracted during the development phase is incidental to the mine’s production capacity and is not considered to shift the mine into the production phase.
Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production using the units-of-production method. Depletion of leased coal interests is computed using the units-of-production method over proven and probable coal reserves. Advance mining royalties and leased coal interests are evaluated periodically, or at a minimum once a year, for impairment issues or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Any revisions are accounted for prospectively as changes in accounting estimates.
When properties are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss on disposition is recognized in Gain (Loss) on Sale of Assets in the Combined Statement of Operations.

Depreciation of plant and equipment is calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Years
Buildings and improvements	10 to 45
Machinery and equipment	3 to 25
Leasehold improvements	Life of Lease

Costs to obtain coal lands are capitalized based on the cost at acquisition and are amortized using the units-of-production method over all estimated proven and probable reserve tons assigned and accessible to the mine. Proven and probable coal reserves exclude non-recoverable coal reserves and anticipated processing losses. Rates are updated when revisions to coal reserve estimates are made. Coal reserve estimates are reviewed when events and circumstances indicate a reserve change is needed, or at a minimum once a year. Amortization of coal interests begins when the coal reserve is produced. At an underground mine, a ton is considered produced once it reaches the surface area of the mine. Any material effect from changes in estimates is disclosed in the period the change occurs.
Impairment of Long-lived Assets:
Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value. The carrying value of the assets is then reduced to its estimated fair value which is usually measured based on an estimate of future discounted cash flows. There were no impairment losses recognized during the year ended December 31, 2015.
Pension:
The personnel who operate CPCC and Conrhein’s assets are employees of CONSOL Energy and participate in certain defined benefit retirement plans administered by CONSOL Energy. CONSOL Energy directly charges the Predecessor for the service costs associated with these employees that participate in the salary retirement pension plans. CONSOL Energy reflects the obligations for the salary pension plan and the related pension trust in its financial statements. The Predecessor is charged a portion of the service costs of CONSOL Energy’s defined benefit pension plan for the retirees of CPCC based on an actuarial assessment of those costs. The Predecessor’s share of those costs is reflected in Operating and Other costs in the accompanying Combined Statements of Operations. Conrhein has no current or former employees.
On September 30, 2014, the qualified pension plan was remeasured to reflect an announced plan amendment that would reduce future accruals of pension benefits as of January 1, 2015. The plan amendment called for a hard freeze of the qualified defined benefit pension plan on January 1, 2015 for employees who were under age 40 or had less than ten years of service as of September 30, 2014. Employees who were age 40 or over and had at least 10 years of service would continue in the defined benefit pension plan unchanged. On August 31, 2015, the qualified pension plan was remeasured to reflect another announced plan amendment that reduced future accruals of pension benefits as of January 1, 2016. The plan amendment called for a hard freeze of the qualified defined benefit pension plan on January 1, 2016 for all remaining participants in the plan and eliminated CONSOL Energy contributing an additional 3% of eligible compensation into the 401(k) accounts.
Postretirement Benefits Other Than Pensions:
Postretirement benefits other than pensions are accounted for in accordance with the Retirement Benefits Compensation and Non-retirement Postemployment Benefits Compensation Topics of the Financial Accounting Standards Board (FASB) Accounting Standards Codification which requires employers to accrue the cost of such retirement benefits for the employees’ active service periods. Such liabilities are determined on an actuarial basis for the Predecessor’s dedicated contract labor provided under a service agreement with CONSOL Energy.
Pneumoconiosis Benefits and Workers’ Compensation:
The Predecessor is required by federal and state statutes to provide benefits to certain current and former totally disabled employees or their dependents for awards related to coal workers’ pneumoconiosis. The Predecessor is also required by various state statutes to provide workers’ compensation benefits for employees who sustain employment related physical injuries or some types of occupational disease. Workers’ compensation benefits include compensation for their disability, medical costs, and on some occasions, the cost of rehabilitation. The provisions for estimated benefits are determined on an actuarial basis for the Predecessor’s dedicated contract labor provided under a service agreement with CONSOL Energy.

Asset Retirement Obligations:
Mine closing costs, perpetual water care costs and costs associated with dismantling and removing gas related facilities are accrued using the accounting treatment prescribed by the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification. This topic requires the fair value of an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. Depreciation of the capitalized asset retirement cost is generally determined on a units-of-production basis. Accretion of the asset retirement obligation is recognized over time and generally will escalate over the life of the producing asset, typically as production declines. Accretion is included in Operating and Other Costs on the Combined Statements of Operations. Asset retirement obligations primarily relate to the closure of mines which includes treatment of water and the reclamation of land upon exhaustion of coal reserves.
Accrued mine closing costs, perpetual care costs and reclamation costs and costs of dismantling and removing gas-related facilities are regularly reviewed by management and are revised for changes in future estimated costs and regulatory requirements.
Subsidence:
Subsidence occurs when there is sinking of surface lands due to the removal of underlying coal. The affected areas related to subsidence include stream, property, roads, pipelines and other land and surface structures. Total estimated subsidence claims are recognized in the period when the related coal has been extracted and are included in Operating and Other Costs on the Combined Statements of Operations. Due to the timing of the actual expenditures for subsidence occurring before or after the associated tonnage is mined, a related prepaid subsidence asset, long-term subsidence asset or accrued subsidence liability is recognized in Prepaid Expenses, Other Assets or Other Accrued Liabilities, respectively, on the Combined Balance Sheets.
Income Taxes:
The Predecessor is comprised of a 5% undivided interest in the historical combined assets and liabilities of Pennsylvania Mining Complex and does not share in the separate income tax consequences attributable to the owners of CPCC and Conrhein. Accordingly, no provision for federal or state income taxes has been recorded. As of December 31, 2015, the Predecessor had no liability reported for unrecognized tax benefits and had not incurred interest and penalties related to income taxes. Following the acquisition, the Partnership’s operations will be treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on its share of taxable income. Therefore, the Predecessor has excluded income taxes from these financial statements.
Revenue Recognition:
Revenues are recognized when title passes to the customers. For domestic coal sales, this generally occurs when coal is loaded at the mine preparation facility. For export coal sales, revenue recognition occurs when coal is loaded onto marine vessels at terminal locations.
Freight Revenue and Expense:
Shipping and handling costs invoiced to coal customers and paid to third-party carriers are recorded as Freight Revenue and Freight Expense, respectively.
Royalty Recognition:
Royalty expenses for coal rights are included in Royalties and Production Taxes on the Combined Statements of Operations when the related revenue for the coal sale is recognized.

Contingencies:
The Predecessor, from time to time, is subject to various lawsuits and claims with respect to such matters as personal injury, wrongful death, damage to property, exposure to hazardous substances, governmental regulations (including environmental remediation), employment and contract disputes, and other claims and actions, arising out of the normal course of business. Liabilities are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Estimates are developed through consultation with legal counsel involved in the defense and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. Legal fees associated with defending these various lawsuits and claims are expensed when incurred.

Recent Accounting Pronouncements:
In August 2016, the FASB issued Update 2016-15 - Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. This update seeks to reduce the existing diversity in practice of the presentation and classification of specific cash flow issues. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is currently evaluating the impact this guidance may have on the Predecessor's financial statements.

In May 2014, the FASB issued Accounting Standards Update ("ASU") 2014-09 "Revenue from Contracts with Customers (Topic 606)", which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The objective of the amendments in this update is to improve financial reporting by creating common revenue recognition guidance for U.S. GAAP and International Financial Reporting Standards ("IFRS"). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and should disclose sufficient information, both qualitative and quantitative, to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The following updates to Topic 606 were made during 2016:

•
In March 2016, the FASB updated Topic 606 by issuing ASU 2016-08 "Principal versus Agent Considerations (Reporting Revenue Gross versus Net)," which clarifies how an entity determines whether it is a principal or an agent for goods or services promised to a customer as well as the nature of the goods or services promised to their customers.

•
In April 2016, the FASB issued Update 2016-10 - Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which seeks to address implementation issues in the areas of identifying performance obligations and licensing.

•
In May 2016, the FASB issued Update 2016-12 - Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients. The update, which was issued in response to feedback received by the FASB-IASB joint revenue recognition transition resource group (TRG), seeks to address implementation issues in the areas of collectibility, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition.

The new standards are effective for annual reporting periods beginning after December 15, 2018, with the option to adopt as early as annual reporting periods beginning after December 15, 2016. Management is currently evaluating the method of adoption as it relates to ASU 2014-09 and the impacts that these standards will have on the Predecessor's financial statements.

In March 2016, the FASB issued Update 2016-09 - Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The update simplifies several aspects of the accounting for share-based payment transactions including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. In addition to those simplifications, the amendments eliminate the guidance in Topic 718 that was indefinitely deferred shortly after the issuance of FASB Statement No. 123 (revised 2004), Share-Based Payment. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early application of the amendments in this update is permitted for all entities. Management is currently evaluating the impact this guidance may have on the Predecessor's financial statements.

In February 2016, the FASB issued Update 2016-02 - Leases (Topic 842). This update is intended to improve financial reporting about leasing transactions. This update will require lessees to recognize all leases with terms greater than 12 months on their balance sheet as lease liabilities with a corresponding right-of-use asset. This update maintains the dual model for lease accounting, requiring leases to be classified as either operating or finance, with lease classification determined in a manner similar to existing lease guidance. The basic principle is that leases of all types convey the right to direct the use and obtain substantially all the economic benefits of an identified asset, meaning they create an asset and liability for lessees. Lessees will classify leases as either finance leases (comparable to current capital leases) or operating leases (comparable to current operating leases). Costs for a finance lease will be split between amortization and interest expense, with a single lease expense reported for operating leases. This update also will require both qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments in this update is permitted for all entities. Management is currently evaluating the impact this guidance may have on the Predecessor's financial statements.

Parent Net Investment:
Parent Net Investment represents a net balance reflecting CONSOL Energy’s initial investment in the Predecessor, subsequent adjustments resulting from the operations of the Predecessor and various transactions between the Predecessor and CONSOL Energy. The balance also includes the results of the Predecessor’s participation in CONSOL Energy’s centralized cash management program and other allocated costs.

NOTE 2—INTEREST EXPENSE:

Year Ended December 31, 2015
Interest on Notes-Related Party	$2,430
Interest on Other Payables, Net	1
Interest Capitalized	(70)

Total Interest Expense	$2,361

NOTE 3—INVENTORIES:

December 31, 2015
Coal	$233
Supplies	2,215
Total Inventories	$2,448

NOTE 4—PROPERTY, PLANT AND EQUIPMENT:

December 31, 2015
Coal and other plant and equipment	$114,209
Coal properties and surface lands	24,122
Airshafts	17,593
Mine development	16,308
Coal advance mining royalties	813
Total property, plant and equipment	173,045
Less: Accumulated depreciation, depletion and amortization	80,182
Total Net Property, Plant and Equipment	$92,863

Coal reserves are controlled either through fee ownership or by lease. The duration of the leases vary; however, the lease terms generally are extended automatically to the exhaustion of economically recoverable reserves, as long as active mining continues. Coal interests held by lease provide the same rights as fee ownership for mineral extraction and are legally considered real property interests.

As of December 31, 2015, property, plant and equipment includes gross assets under capital lease of $96. Accumulated amortization for capital leases was $59 at December 31, 2015. Amortization expense for assets under capital leases approximated $11 for the year ended December 31, 2015 and is included in Depreciation, Depletion and Amortization in the accompanying Combined Statements of Operations.

NOTE 5—OTHER ACCRUED LIABILITIES:

December 31, 2015
Subsidence liability	$4,481
Accrued payroll and benefits	710
Equipment lease rental	488
Litigation	428
Accrued other taxes	161
Other	304
Current portion of long-term liabilities:
Asset retirement obligations	383
Workers' compensation	286
Postretirement benefits other than pensions	130
Long-term disability	41
Capital leases	12
Pneumoconiosis benefits	9
Total Other Accrued Liabilities	$7,433
NOTE 6—LONG-TERM DEBT:

December 31, 2015
CONSOL Financial Inc. Loan (5.09% weighted average interest rate at December 31, 2015)	$47,116
Less amounts due in one year *	12,283
Long-Term Debt	$34,833
* Excludes current portion of Capital Lease Obligations of $12 at December 31, 2015

The CONSOL Financial Inc. Loan represents multiple 10-year term notes at the applicable federal rates upon execution, which are due at various future dates.
Annual undiscounted maturities on long-term debt are as follows for the years ended December 31:

2016	$12,283
2017	6,398
2018	4,567
2019	2,804
Thereafter	21,064
Total Long-Term Debt Maturities	$47,116

NOTE 7—LEASES:

Various leased facilities and equipment are used in operations. Future minimum lease payments under capital and operating leases, together with the present value of the net minimum capital lease payments as of December 31, 2015 are as follows:

	Capital Leases	Operating Leases
2016	$12	$2,396
2017	11	2,332
2018	9	1,901
2019	5	896
2020	2	425
Thereafter	—	767
Total minimum lease payments	$39	$8,717
Less amount representing interest	2
Present value of minimum lease payments	37
Less amount due in one year	12
Total Long-Term Capital Lease Obligations	$25

Rental expense related to operating leases approximated $2,698 during the year ended December 31, 2015.

NOTE 8—FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Predecessor determines the fair value of assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The fair values are based on assumptions that market participants would use when pricing an asset or liability, including assumptions about risk and the risks inherent in valuation techniques and the inputs to valuations. The fair value hierarchy is based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources (including LIBOR-based discount rates), while unobservable inputs reflect the Predecessor's own assumptions of what market participants would use.

The fair value hierarchy includes three levels of inputs that may be used to measure fair value as described below.

Level One - Quoted prices for identical instruments in active markets.

Level Two - The fair value of the assets and liabilities included in Level 2 are based on standard industry income approach models that use significant observable inputs, including LIBOR-based discount rates.

Level Three - Unobservable inputs significant to the fair value measurement supported by little or no market activity. The significant unobservable inputs used in the fair value measurement of the Predecessor's third party guarantees are the credit risk of the third party and the third party surety bond markets.

In those cases when the inputs used to measure fair value meet the definition of more than one level of the fair value hierarchy, the lowest level input that is significant to the fair value measurement in its totality determines the applicable level in the fair value hierarchy.

The following methods and assumptions were used to estimate the fair value for which the fair value option was not elected:

Long-term debt: The fair value of long-term debt is measured using unadjusted quoted market prices or estimated using discounted cash flow analyses. The discounted cash flow analyses are based on current market rates for instruments with similar cash flows.

The carrying amounts and fair values of financial instruments for which the fair value option was not elected are as follows:

	December 31, 2015
	Carrying Amount	Fair Value
CONSOL Financial Inc. Loan	$47,116	$26,675
The Predecessor’s debt obligations are valued through reference to the applicable underlying benchmark rate and, as a result, constitute Level 2 fair value measurements.

NOTE 9—ASSET RETIREMENT OBLIGATIONS:

December 31, 2015
Balance at beginning of period	$2,278
Accretion expense	175
Payments	(199)
Revisions in estimated cash flows	(171)
Balance at end of period	$2,083

NOTE 10— OTHER POST-EMPLOYMENT BENEFIT PLANS:

The Predecessor is contractually obligated for a portion of the medical and life insurance benefits to retired employees of CONSOL Pennsylvania Coal Company LLC (the “OPEB Plans”). On May 31, 2015, the Salaried and Hourly OPEB plans were remeasured to reflect a plan amendment. Retirees continued to participate in the Salaried and Hourly OPEB plans until December 31, 2015, and coverage thereafter has been eliminated. The amendment to the OPEB plans resulted in a $943 reduction in the OPEB liability with a corresponding increase of $943 in Other Comprehensive Income. The remeasurement resulted in a change to the discount rate to 1.60% for the Salaried OPEB plan and 1.65% for the Hourly OPEB plan from 1.78% and 1.84%, respectively, used at December 31, 2014. The Predecessor recognized income of $6,826 related to amortization of prior service credit, coupled with recognition of actuarial losses, settlement gain and interest costs for the year ended December 31, 2015.

The reconciliation of changes in the benefit obligation, plan assets and funded status of these plans at December 31, 2015 is as follows:

December 31, 2015
Change in benefit obligation:
Benefit obligation at beginning of period	$1,705
Service cost	—
Interest cost	12
Actuarial gain	(278)
Plan amendments	(943)
Plan transfer	(116)
Participant contributions	20
Benefits and other payments	(400)
Benefit obligation at end of period	$—

Change in plan assets:
Company contributions	$380
Participant contributions	20
Benefits and other payments	(400)
Fair value of plan assets at end of period	$—

Funded status:
Current liabilities	$—
Noncurrent liabilities	—
Net obligation recognized	$—

Amounts recognized in accumulated other comprehensive income consist of:
Net actuarial loss	$—
Prior service credit	—
Net amount recognized	$—

The components of net periodic benefit costs are as follows:

For the Year Ended December 31, 2015
Service cost	$—
Interest cost	12
Amortization of prior service credits	(7,509)
Recognized net actuarial loss	869
Settlement gain	(198)
Net periodic benefit cost	$(6,826)

NOTE 11—COAL WORKERS’ PNEUMOCONIOSIS (CWP) AND WORKERS’ COMPENSATION:

The Predecessor is contractually obligated for our portion of medical and disability benefits to CPCC employees and their dependents resulting from occurrences of coal workers’ pneumoconiosis disease. Conrhein has no current or former employees. The Predecessor is also responsible under various state statutes for our portion of pneumoconiosis benefits. The calculation of our portion of the actuarial present value of the estimated pneumoconiosis obligation is based on an annual actuarial study by external actuaries and uses assumptions regarding disability incidence, medical costs, indemnity levels, mortality, death benefits, dependents and interest rates which are derived from actual experience and outside sources. Although recent CWP legislation has not had a significant impact on the liability, there has been a noticed increase in claims. Actuarial gains or losses can result from differences in incident rates and severity of claims filed as compared to original assumptions.

The Predecessor is also contractually responsible to compensate individuals who sustain employment related physical injuries or some types of occupational diseases and, on some occasions, for our portion of costs of their rehabilitation. Workers’ compensation laws will also compensate survivors of workers who suffer employment related deaths. Workers’ compensation laws are administered by state agencies with each state having its own set of rules and regulations regarding compensation that is owed to an employee that is injured in the course of employment. The Predecessor primarily provides for our portion of these claims through a self-insurance program. The Predecessor recognizes an actuarial present value for our portion of the estimated workers’ compensation obligation calculated by independent actuaries. The calculation is based on claims filed and an estimate of claims incurred but not yet reported as well as various assumptions. The assumptions include discount rate, future healthcare trend rate, benefit duration and recurrence of injuries. Actuarial gains associated with workers’ compensation have resulted from discount rate changes, several years of favorable claims experience, various favorable state legislation changes and overall lower incident rates than our assumptions.

	December 31, 2015
	CWP	Workers' Compensation
Change in benefit obligation:
Benefit obligation at beginning of period	$319	$826
State administrative fees and insurance bond premiums	—	85
Service, legal and administrative cost	51	331
Interest cost	13	29
Actuarial loss (gain)	21	(16)
Benefits and fees paid	(8)	(397)
Benefit obligation at end of period	$396	$858

Current assets	$—	$14
Current liabilities	(9)	(286)
Noncurrent liabilities	(387)	(586)
Net obligation recognized	$(396)	$(858)

Amounts recognized in accumulated other comprehensive income consist of:
Net actuarial gain	$1,500	$685
Net amount recognized	$1,500	$685

The components of the net periodic cost are as follows:

	For the Years Ended
	December 31, 2015
	CWP	Workers' Compensation
Service cost	$51	$331
Interest cost	13	29
Recognized net actuarial gain	(14)	—
State administrative fees and insurance bond premiums	—	85
Net periodic benefit cost	$50	$445

Amounts that are currently included in accumulated other comprehensive income are $18 and $4 for CWP benefits and workers' compensation benefits, respectively, that are expected to be recognized in 2016 net periodic benefit costs:
Assumptions:
The weighted-average discount rates used to determine benefit obligations and net periodic cost (benefit) are as follows:

	For the Years Ended
	December 31, 2015
	CWP	Workers' Compensation
Benefit obligations	4.60%	4.26%
Net periodic cost (benefit)	4.21%	3.84%

Assumed discount rates have a significant effect on the amounts reported for both CWP benefits and Workers’ Compensation costs. A one-quarter percentage point change in assumed discount rate would have the following effect on benefit costs:

	0.25 Percentage Point Increase	0.25 Percentage Point Decrease
CWP costs (decrease) increase	$(4)	$4
Workers' compensation costs (decrease) increase	$(3)	$4

Cash Flows:

The Predecessor does not intend to make contributions to the CWP or Workers’ Compensation plans in 2016. We intend to pay benefit claims as they become due.

The following benefit payments, which reflect expected future claims as appropriate, are expected to be paid:

		Workers' Compensation
	CWP	Total	Actuarial	Other
	Benefits	Benefits	Benefits	Benefits
2016	$9	$313	$273	$40
2017	12	313	272	41
2018	19	323	281	42
2019	24	334	291	43
2020	30	348	304	44
Year 2021-2025	242	1,921	1,682	239

NOTE 12—OTHER BENEFIT PLANS:
Salaried Pension:
The Predecessor is contractually obligated to fund 20% of the service cost for CPCC employees, which provide mining services to the Predecessor, that participate in the CONSOL Energy Salaried Pension Plan. CONSOL Energy has non-contributory defined benefit retirement plans covering substantially all salaried employees through December 31, 2015. Effective December 31, 2015, CONSOL Energy's qualified defined benefit plans have been frozen.  The benefits for these plans are based primarily on years of service and employees’ pay.  On September 30, 2014, the qualified pension plan was remeasured to reflect an announced plan amendment that would reduce future accruals of pension benefits as of January 1, 2015. The plan amendment called for a hard freeze of the qualified defined benefit pension plan on January 1, 2015 for employees who were under age 40 or had less than ten years of service as of September 30, 2014. Employees who were age 40 or over and had at least ten years of service would continue in the defined benefit pension plan unchanged. On August 31, 2015, the qualified pension plan was remeasured to reflect another announced plan amendment that reduced future accruals of pension benefits as of January 1, 2016. The plan amendment called for a hard freeze of the qualified defined benefit pension plan on January 1, 2016 for all remaining participants in the plan. The costs of these benefits during the years ended December 31, 2015 were $177. These costs are reflected in Operating and Other Costs in the Combined Statements of Operations.
Investment Plan:
The Predecessor is contractually obligated to fund 5% of CPCC’s portion of CONSOL Energy’s investment plan. CONSOL Energy’s investment plan is available to most, non-represented employees. CONSOL Energy’s plan includes company matching of 6% of eligible compensation contributed by eligible employees of CPCC. Total payments and costs were $197 for the year ended December 31, 2015. These costs are reflected in Operating and Other Costs in the Combined Statements of Operations.

In conjunction with the qualified pension plan changes, beginning January 1, 2015, CONSOL Energy contributed an additional 3% of eligible compensation into the 401(k) plan accounts for employees hired or rehired on or after October 1, 2014 or who were under age 40 or had less than 10 years of service as of September 30, 2014. This additional contribution was eliminated as of January 1, 2016. The Plan also provides for discretionary contributions ranging from 1% to 4% (1% to 6% beginning January 1, 2016 and forward) of eligible compensation for eligible employees (as defined by the Plan). There were no such discretionary contributions made for the year ended December 31, 2015.
Long-Term Disability:
The Predecessor is contractually obligated for a Long-Term Disability Plan available to all eligible full-time salaried employees of CPCC. The benefits for this plan are based on a percentage of monthly earnings, offset by all other income benefits available to the disabled.

For the Years Ended
December 31, 2015
Benefit costs	$28
Discount rate assumption used to determine net periodic benefit costs	3.71%
Long-Term Disability related liabilities are included in Deferred Credits and Other Liabilities-Other and Other Accrued Liabilities on the Combined Balance Sheets and amounted to $130 at December 31, 2015.

NOTE 13—SUPPLEMENTAL CASH FLOW INFORMATION:

For the year ended December 31, 2015 the Predecessor paid interest expense, net of capitalized interest, of $2,360.

The following are non-cash transactions that impact the operating, investing and financing activities of the Predecessor.
As of December 31, 2015, the Predecessor purchased goods and services related to capital projects in the amount of $331 that are included in accounts payable.
The Predecessor obtains capital lease arrangements for company-used vehicles. For the years ended December 31, 2015, the Predecessor entered into non-cash capital lease arrangements of $28.
As of December 31, 2015, there were net capital assets transfers out of $4,389, between the Predecessor and CONSOL Energy that are included in Parent Net Investment.
As of December 31, 2015, there were other assets transfers in of $1,626, between the Predecessor and CONSOL Energy that are included in Parent Net Investment.

NOTE 14—CONCENTRATION OF CREDIT RISK:

The Predecessor primarily markets thermal coal principally to electric utilities in the eastern United States.

For the year ended December 31, 2015, coal sales to the following customers individually exceeded 10% of our revenues: Duke Energy, GenOn Energy Management and XCoal Energy & Resources.

NOTE 15—COMMITMENTS AND CONTINGENT LIABILITIES:

The Predecessor is subject to various lawsuits and claims with respect to such matters as personal injury, wrongful death, damage to property, exposure to hazardous substances, governmental regulations (including environmental remediation), employment and contract disputes and other claims and actions arising out of the normal course of business. We accrue the estimated loss for these lawsuits and claims when the loss is probable and can be estimated. Our current estimated accruals related to these pending claims, individually and in the aggregate, are immaterial to the financial position, results of operations or cash flows of the Predecessor, and there are no material pending claims that would require disclosure in the financial statements individually or in the aggregate. It is possible that the aggregate loss in the future with respect to these lawsuits and claims could ultimately be material to the financial position, results of operations or cash flows of the Predecessor; however, such amounts cannot be reasonably estimated.

CONSOL Energy received from the U.S. Environmental Protection Agency (the "EPA") on April 8, 2011, a request for information relating to National Pollutant Discharge Elimination System (NPDES) Permit compliance at the Partnership's Bailey and Enlow Fork Mines. In response, CPCC submitted water discharge monitoring and other data to the EPA. In early 2013, the case was referred to the U.S. Department of Justice (DOJ), and Pennsylvania Department of Environmental Protection (PA DEP) also became involved. On December 18, 2014, the DOJ provided CONSOL Energy a proposed Consent Decree to resolve certain Clean Water Act and Clean Streams Law claims against CONSOL Energy, Inc. and CPCC with respect to the Bailey Mine Complex. After negotiations, the parties reached an agreement in principle on the terms of a Consent Decree naming CONSOL Energy Inc., CPCC and CNX Coal Resources LP as defendants. On August 4, 2016, EPA and PA DEP filed a Complaint and Notice of Lodging of the proposed Consent Decree before the public comment period closed. On September 14, 2016, the Court signed the Consent Decree and entered final judgment in this matter. The Consent Decree imposed on defendants a civil penalty and various compliance requirements. The Predecessor has established an accrual to cover its liability in this matter of $150. This accrual is included in Other Accrued Liabilities on the Combined Balance Sheet.

At December 31, 2015, the Predecessor is contractually obligated to CONSOL Energy for financial guarantees and letters of credit to certain third parties which were issued by CONSOL Energy on behalf of the Predecessor. The maximum potential total of future payments that we could be required to make under these instruments is $14,090. The instruments are comprised of $288 employee-related and other letters of credit expiring in the next three years, $11,785 of environmental surety bonds expiring within the next three years, and $2,017 of employee-related and other surety bonds expiring within the next three years. Employee-related financial guarantees have primarily been provided to support various state workers’ compensation and federal black lung self-insurance programs. Environmental financial guarantees have primarily been provided to support various performance bonds related to reclamation and other environmental issues. Other guarantees have been extended to support insurance policies, legal matters, full and timely payments of mining equipment leases, and various other items necessary in the normal course of business. These amounts have not been reduced for potential recoveries under recourse or collateralization provisions. Generally, recoveries under reclamation bonds would be limited to the extent of the work performed at the time of the default. No amounts related to these financial guarantees and letters of credit are recorded as liabilities on the financial statements. The Predecessor’s management believes that these guarantees will expire without being funded, and therefore the commitments will not have a material adverse effect on the financial condition of the Predecessor.

NOTE 16—RELATED PARTY:

The Combined Statements of Operations include expense allocations for certain corporate functions historically performed by CONSOL Energy, including allocations of general corporate expenses related to stock based compensation, legal, treasury, human resources, information technology and other administrative services. Those allocations were based primarily on specific identification, head counts and coal tons produced. Also, centralized cash management activities for CONSOL Energy were utilized for collections and payments related to normal course of business accounts receivable and payments for goods and services. The balance of receivable/payable from CONSOL Energy and other affiliates are presented as contributions/distributions in these combined financial statements. Management believes the assumptions underlying the

Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from CONSOL Energy are reasonable. Nevertheless, these statements may not include all of the actual expenses that would have been incurred by the Predecessor and may not reflect our Combined Statements of Operations, Balance Sheets and Cash Flows had we been a stand-alone company during the periods presented. Actual costs that would have been incurred if the Predecessor had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

We believe that transactions with related parties, other than certain transactions with CONSOL Energy related to administrative services, were conducted on terms comparable to those with unrelated parties.

CPCC had several related party long-term notes with CFI that are disclosed within Note 6 - Long-Term Debt. Payments for these notes were $4,483 for the year ended December 31, 2015. Proceeds from additional notes were $6,908 for the year ended December 31, 2015. Interest Expense related to these notes was $2,430 for the year ended December 31, 2015. These costs are included in Interest Expense in the accompanying Combined Statements of Operations.

Charges for services from CONSOL Energy include the following:

For the Year Ended December 31, 2015
Operating and Other Costs	$1,546
Selling and Direct Administrative Expenses	1,397
Total Service from CONSOL Energy	$2,943

At December 31, 2015, the Predecessor had a net payable to CONSOL Energy in the amount of $858. This payable includes reimbursements for business expenses, executive fees, debt issuance and financing fees, stock-based compensation, accrued interest on long term notes, and other items.